Drawn & Prepared by:

Lex Caribbean

Worthing Corporate Center Worthing

Christ Church

Barbados

“CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT
HAVE BEEN OMITTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED
PORTIONS, WHICH ARE IDENTIFIED BY ***.”

STAMPED TO SECURE US$2,500,000.00 BARBADOS:

THIS DEBENTURE/MORTGAGE is dated the

day of

2007 and made BETWEEN:

(1)

INNEXUS BIOSCIENCE (BARBADOS) INC. a company incorporated and registered under the provisions of the Companies Act CAP 308 of the Laws of Barbados as Company No. 11693, and licensed as an international business company under the International Business Companies Act, and whose registered office is situate at Chamberlain Place, Broad Street, Bridgetown, St. Michael, Barbados in this Island (the “Company”) and

(2)

RP

DYNAMIC

CROSS

LINKING

LP.,

********************************************** ********************************************************************

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******************************** (hereinafter called the “Secured Party”) WHEREAS:

(1)

By a Purchase Agreement and a Royalty Agreement each of which is dated the

April, 2007 and made between the Company and the Secured Party (the “Agreements”) the Secured Party agreed to *********************************

******************************************************************** ******************************************************************** ********************************************************************

(2)

The Company has agreed to provide security for the performance by the Company of its obligations under the Agreements in the manner hereinafter appearing.

NOW THIS DEED WITNESSES as follows: 1. COVENANT TO PAY

1.1 The Company hereby COVENANTS that it will on demand pay and discharge the Secured Liabilities when due to the Secured Party. For the purposes of this Debenture/Mortgage, the term “Secured Liabilities” means all monies, obligations and liabilities whether actual or contingent now or hereafter due owing or incurred to the Secured Party by the Company in any manner whatsoever (whether alone or jointly and in whatever style name or form and whether as principal or surety) including without limitation any liability to pay liquidated damages computed in accordance with the provisions of the Agreements in respect of any loss or damage suffered by the Secured Party as a consequence of the Company’s breach of the Agreements together with interest to date of payment at the rate set forth in Section 2.7 of the Royalty Agreement (the “Interest Rate”) and upon such terms as may from time to time be agreed and all reasonable commission fees and other charges and all reasonable legal and other costs charges and expenses incurred by the Secured Party in relation to the creation or enforcement of this security or the assets hereby charged on a full indemnity basis. A reference in this deed to “Secured Liabilities” shall be deemed to include a reference to any part thereof.

 1.2 The Secured Party shall cease to be under any further commitment to the Company and the Secured Liabilities shall immediately become due and payable on demand on the occurrence of a Rejection Event, as defined in the Royalty Agreement.

2.

INTEREST

2.1

The Company shall pay commission interest fees and charges to date of payment (as well after as before any demand or judgment or the liquidation or administration of the Company) at the rates and upon the terms set out in the Agreements or at such other rates as may from time to time be agreed between the Company and the Secured Party in writing.

3.

CHARGING CLAUSE

3.1 The Company as beneficial owner hereby charges to the Secured Party as a continuing security for the payment and discharge of the Secured Liabilities:

3.1.1. all right title estate and other interests of the Company in any freehold and leasehold properties both present and future.

3.1.2. all stocks shares bonds and securities of any kind whatsoever whether marketable or otherwise and all other interests including but not limited to loan capital of the Company both present and future in any company firm consortium or entity wheresoever situate including all allotments accretions offers rights benefits and advantages whatsoever at any time accruing offered or arising in respect of or incidental to the same whether by way of conversion redemption bonus preference option dividend interest or otherwise in respect thereof (hereinafter referred to as the “Securities”);

3.1.3. all book and other debts revenues and claims both present and future (including bank deposits and credit balances) and all things in action due or owing or which may become due or owing to or purchased or otherwise acquired by the Company and the full benefit of all rights and remedies relating thereto including but not limited to any negotiable or non-negotiable instruments guarantees indemnities debentures legal and equitable charges and other security reservation of proprietary rights of tracing liens and all other rights and remedies of whatsoever nature in respect of the same;

3.1.4 (a)

all the goodwill and all patents patent applications trade marks trade names registered designs copyrights computer programmes inventions confidential information know-how and all other intellectual or intangible property or rights and all applications for the protection of the foregoing in any part of the world and all licences agreements and ancillary and connected rights including all royalty fees and other income both present and future of the Company, and

(b)

without prejudice to the generality of the foregoing, the

intellectual property rights specified in Schedule 1, (c)

(collectively, the “Intellectual Property”); and

3.1.5 the undertaking and all other property assets and rights of the Company whatsoever and wheresoever both present and future including but not limited to the stock in trade of the Company wheresoever and the whole of the property assets and rights which is or may be from time to time while this instrument is in force comprised in the property and undertaking of the Company and the property and assets described in the foregoing sub-clauses 3.1.1, 3.1.2, 3.1.3, and 3.1.4 (if and in so far as the charges thereon herein contained shall for any reason be ineffective as fixed charges).

3.2 The charge hereby created shall as regards the property and assets described in the foregoing sub-clauses 3.1.1, 3.1.2, 3.1.3, and 3.1.4 be a fixed first charge (and as regards all those parts of the freehold and leasehold property now vested in the Company shall constitute a charge by way of legal mortgage thereon) and as to the property and assets described in sub-clause 3.1.5 shall be a floating charge subject to Clause 3.1.4. The Secured Party may at any time by notice in writing to the Company convert such floating charge into a fixed charge as regards all the assets covered thereby or any assets specified in the notice which the Secured Party may in its absolute discretion consider to be in jeopardy or which may become the subject of an injunction.

3.3

The Company hereby covenants that it will not without the prior consent in writing of the Secured Party:

(a) sell assign discount factor pledge charge or otherwise dispose of the premises Thirdly described or any part thereof or deal with the same otherwise than in accordance with Clause 4.1.2(a);

(b) create or attempt to create or permit to subsist any mortgage debenture charge or pledge upon or permit any lien or other encumbrance (save a lien arising by operation of law in the ordinary course of trading) to arise on or affect the goodwill undertaking property assets revenues and rights hereby charged (together the “Charged Assets”) or any part thereof; or

© part with possession of transfer sell lease or otherwise dispose of the Charged Assets or any part thereof or attempt or agree so to do (except in the case of stock in trade charged by way of floating charge only which may be sold at market value in the usual course of trading as now conducted and for the purpose of carrying on the Company's business).

3.4 Notwithstanding anything herein contained if the Company further charges pledges or otherwise encumbers (whether by way of fixed or floating security) any of the property or assets described in sub-clause 3.1.5 or attempts so to do without the prior consent in writing of the Secured Party or if any other person levies or attempts to levy any distress execution sequestration or other process against any of the property or assets described in sub-clause 3.1.5 the charge hereby created over the assets the subject thereof shall automatically without notice operate as a fixed charge instantly such event occurs.

3.5 Any charge hereafter created (otherwise than in favour of the Secured Party) without the prior approval in writing of the Secured Party shall be expressed to be subject to this security and the Company will deposit with the Secured Party and the Secured Party during the continuance of this security shall be entitled to hold all deeds and documents of title relating to the Charged Assets.

4. COVENANTS BY THE COMPANY

4.1 The Company hereby covenants with the Secured Party that during the continuance of this security the Company will at all times:

conduct and carry on its business in a proper and efficient manner and not make any substantial alteration in the nature of or mode of conduct of that business and keep or cause to be kept proper books of account relating to such business;

observe and perform all covenants and stipulations from time to time affecting its freehold or leasehold property or the mode of user or enjoyment of the same and not without the prior consent in writing of the Secured Party enter into any onerous or restrictive obligations affecting any such property or make any structural or material alteration thereto or do or suffer to be done on any such property anything which is ‘development’ as defined in the Town and Country Planning Act, CAP 240 nor do or suffer or omit to be done any act matter or thing whereby any provision of any Act of Parliament order or regulation from time to time in force affecting any such property is infringed;

(c)

observe and perform all covenants and stipulations from time to time affecting the Intellectual Property and all other industrial or intangible property or any licence or ancillary or connected rights or benefits from time to time relating to the Intellectual Property and preserve maintain and renew when necessary or desirable all such licences and rights;

keep all buildings and erections and all plant machinery fixtures fittings vehicles computers and equipment and effects and every part thereof in good and substantial repair and in good working order and condition with recognizable identification markings and not pull down or remove or sell or otherwise dispose of any of the same without the prior consent in writing of the Secured Party except in the ordinary course of use repair maintenance or improvement. If the Company is at any time in default in complying with this covenant the Secured Party shall be entitled but not bound to repair and maintain the same with power for the Secured Party its agents and their respective employees to enter any of the Company's property for that purpose or to inspect the same and any sum so expended by the Secured Party shall be repayable by the Company to the Secured Party on demand together with interest at the Interest Rate.

at its own expense insure and keep insured all its property and effects whatsoever of an insurable nature with insurers previously approved by the Secured Party in writing against loss or damage by fire civil commotion explosion earthquake subsidence landslip heave aircraft and articles dropped therefrom flood storm lightning burst pipes theft malicious damage impact and such other risks and contingencies as the Secured Party shall from time to time request to the full replacement value thereof from time to time including architects, surveyors, engineers and all other professional fees and demolition charges together with full provision for estimated inflation and loss of rent for three years in the name of the Company with the interest of the Secured Party noted on the policy and with the policy containing such provisions for the protection of the Secured Party as the Secured Party may reasonably require to avoid the interest of the Secured Party being prejudiced by any act of the Company or of any occupier and maintain such other insurance policies (with the interest of the Secured Party noted thereon) containing like provisions for the protection of the Secured Party as are normally maintained by prudent companies carrying on similar businesses and duly pay within one week of the same becoming due all premiums and other moneys necessary for effecting and keeping up such insurances and on demand produce to the Secured Party the policies of such insurance and proof of such payments failing which the Secured Party may take out or renew such insurances in any sum which the Secured Party may think expedient and all money expended by the Secured Party under this provision shall be reimbursed by the Company on demand and bear interest at the Default Rate from the date of payment by the Secured Party. All moneys to be received by virtue of any insurance maintained or effected by the Company (whether or not in pursuance of the obligations hereunder) are hereby charged to and shall be paid to the Secured Party (or if not paid by the insurers directly to the Secured Party held on trust for the Secured Party) and shall at the option of the Secured Party be applied in replacing restoring or reinstating the property or assets destroyed damaged or lost (any deficiency being made good by the Company) or (save in the case of leasehold premises) in reduction of the Secured Liabilities;

punctually pay and indemnify the Secured Party and any receiver appointed by it against all existing and future rent rates taxes duties charges assessments impositions and outgoings whatsoever (whether imposed by agreement statute or otherwise and whether in the nature of capital or revenue) now or at any time during the continuance of this security payable in respect of the Charged Assets or any part thereof or by the owner or occupier thereof. If any such sums shall be paid by the Secured Party or by any such receiver the same shall be repaid by the Company on demand with interest at the Interest Rate;

not (without the prior consent in writing of the Secured Party) vary surrender cancel assign charge or otherwise dispose of or permit to be forfeit its leasehold interest in any premises or any credit sale hire purchase leasing rental licence or like agreement for any material equipment used in its business or agree any rent review but shall generally fulfill its obligations under every such lease and agreement and when required produce to the Secured Party proof of all payments from time to time due from the Company thereunder;

(h) not (without the prior consent in writing of the Secured Party) transfer sell lease or dispose of any Charged Assets to any subsidiary affiliate or holding company (as defined by the Companies Act, CAP 308) of the Company or of any such third party or any subsidiary of any such holding company save on terms previously approved in writing by the Secured Party;

(i)

not do or cause or permit to be done anything which may in any way depreciate jeopardize or otherwise prejudice the value to the Secured Party of the security hereby charged and not (without the prior consent in writing of the Secured Party) incur any expenditure or liabilities of an exceptional or unusual nature;

(j)

not to contribute more than $10,000.00 in aggregate to the capital of any existing or future subsidiary or affiliate of the Company without the prior consent in writing of the Secured Party;

(k)

not to make any loans to or give any guarantees or indemnity in respect of the obligations of any subsidiary or affiliate of the Company or of any director or shareholder of the Company or of any director or shareholder of any subsidiary or affiliate of the Company without the prior written consent of the Secured Party; and

(l)

not to repay any loan made to the Company by any director or shareholder of the Company without first repaying to the Secured Party the Secured Liabilities.

4.2 The Company hereby further covenants with the Secured Party that during the continuance of this security the Company will:

(a) get in and realize all book and other debts revenues and claims hereby charged in the ordinary course of and for the purpose of carrying on its business and pay into the Company's account with the Secured Party or to such account as the Secured Party shall from time to time direct all moneys which it may receive in respect of the same forthwith on receipt and pending such payment hold such moneys on trust for the Secured Party and not (without the prior consent in writing of the Secured Party) charge or otherwise dispose of or release exchange compound set off or grant time or indulgence or otherwise deal with all or any of the same or purport so to do;

(b)

furnish to the Secured Party copies of the profit and loss account balance sheet and Directors' Report in respect of each financial year of the Company its holding companies and such of the subsidiaries of the Company or its holding companies as the Secured Party may from time to time require showing a true and fair view of their respective affairs profit or loss and source and application of funds certified by duly qualified auditors approved by the Secured Party forthwith upon the same becoming available and not in any event later than the expiration of four months from the end of such financial year and also at the time of issue copies of all statements and circulars to shareholders or to any class of creditors and from time to time such other information statements forecasts and projections of the Company its holding companies and the subsidiaries of the Company or its holding companies as the Secured Party may require;

(c)

not (without the prior consent in writing of the Secured Party) permit any person:

(i) to be registered as proprietor under the Property Act, CAP 236 or Land Registration Act 1979, CAP 229 of any freehold or leasehold property present or future from time to time hereby charged nor create or permit to arise any overriding interest affecting such property within the definition in those Acts; or

(ii) to become entitled to any proprietary right or interest which might affect the value of any land fixtures or fixed plant and machinery hereby charged;

(d)

not (without the prior consent in writing of the Secured Party) redeem or purchase its own shares nor declare or pay any dividends on its share capital otherwise than in respect of the financial year of the Company preceding or current at the date when the dividend is declared and the aggregate amount distributed by the Company by way of dividend on its share capital in respect of any financial year of the Company shall not exceed the profits of the Company for that year available for distribution as dividend on such capital Provided that no dividends shall be paid in accordance with this clause or otherwise if at the time of the proposed payment any portion of the Secured Liabilities is outstanding or the Company is in default of any of the provisions of this Debenture/Mortgage or the Agreements;

(e)

to inform the Secured Party immediately on contracting to purchase any estate or interest in any freehold leasehold and to supply the Secured Party with such details of the purchase as the Secured Party may from time to time require.

(f)

deposit with the Secured Party and permit the Secured Party during the continuance of this security to hold and retain the following:

(i)

all deeds and documents of title relating to all freehold leasehold property from time to time belonging to the Company (and the insurance policies relating thereto);

(ii)

all stock and share certificates and documents of title relating to the Securities and such deeds of transfer in blank and other documents as the Secured Party may from time to time require for perfecting its title to the Securities (duly executed by or signed on behalf of the registered holder) or for vesting or enabling it to vest the same in itself or its nominees or in any purchaser; and

(iii)

all such documents relating to the Charged Assets as the Secured Party may from time to time reasonably require;

(g) if required by the Secured Party procure that each subsidiary of the Company shall guarantee to the Secured Party payment of the Secured Liabilities and charge all its undertaking property and assets to secure the same in such manner as the Secured Party shall from time to time require.

5. FURTHER ASSURANCE

5.1 The Company shall at any time if and when reasonably required by the Secured Party execute such further legal or other mortgages fixed or floating charges or assignments in favour of the Secured Party as the Secured Party shall from time to time require over all or any of the Charged Assets both present and future including but not limited to assets specified in any notice converting the floating charge into a fixed charge, all freehold and leasehold properties present and future, the Intellectual Property, the Securities and the book and other debts revenues and claims of the Company and all rights and remedies relating thereto both present and future (including any vendor's lien) to secure the payment and discharge of the Secured Liabilities or to facilitate the realization of the Charged Assets or the exercise of the powers conferred on the Secured Party or a receiver appointed by it such further mortgages charges or assignments to be prepared by or on behalf of the Secured Party at the cost of the Company and to contain an immediate power of sale without notice a clause excluding s 103(1), s 108 and the restrictions contained in s 111 of the Property Act, CAP 236 and such other clauses for the benefit of the Secured Party as the Secured Party may reasonably require.

6. POWERS OF THE SECURED PARTY

6.1 At any time after the Secured Party shall have demanded payment of the Secured Liabilities or if requested by the Company the Secured Party may exercise without further notice and without the restrictions contained in s 111 of the Property Act, CAP 236 and whether or not it shall have appointed a receiver all the powers conferred on mortgagees by the Property Act, CAP 236 as hereby varied or extended and all the powers and discretions hereby conferred either expressly or by reference on a receiver appointed hereunder.

6.2 Sections 103(1) and 108 of the Property Act, CAP 236 shall not apply to this security or to any security given to the Secured Party pursuant hereto.

6.3 The statutory powers of leasing conferred on the Secured Party shall be extended so as to authorize the Secured Party to lease and make agreements for leases at a premium or otherwise and accept surrenders of leases and grant options as the Secured Party shall consider expedient and without the need to observe any of the provisions of sections 109 and 110 of the Property Act, CAP 236.

7. APPOINTMENT AND POWERS OF RECEIVER

7.1 At any time after the Secured Party shall have demanded payment of the Secured Liabilities or if requested by the Company the Secured Party may in writing under its Common Seal or under the hand of any Director or Manager, General Manager or Assistant General Manager of the Secured Party appoint any person to be a receiver of the Charged Assets or any part thereof (with power to authorize any joint receiver to exercise any power independently of any other joint receiver and may from time to time fix his or their remuneration and may (subject to obtaining any necessary Court order) remove any receiver so appointed and appoint another in his place. A receiver so appointed shall be the agent of the Company and the Company shall be solely responsible for his acts or defaults and for his remuneration and such receiver so appointed shall have all the powers conferred from time to time on receivers by statute and in the case of the powers conferred by the Property Act, CAP 236 without the restrictions contained in s 111 of the Act and in addition power on behalf and at the cost of the Company (notwithstanding liquidation of the Company) to do or omit to do anything which the Company could do or omit to do in relation to the Charged Assets or any part thereof and in particular (but without limitation) any such receiver may:

(a)

take possession of collect get in and give receipts binding on the Company for all or any of the Charged Assets, exercise in respect of the Securities all voting or other powers or rights available to a registered holder thereof in such manner as he may think fit and bring defend or discontinue any proceedings or submit to arbitration in the name of the Company or otherwise as may seem expedient to him;

(b)

carry on manage develop reconstruct amalgamate or diversify the business of the Company or any part thereof or concur in so doing, lease or otherwise acquire and develop repair or improve properties or other assets without being responsible for loss or damage and raise or borrow any money (including money for the completion with or without modification of any building in the course of construction or renovation and any development or project in which the Company was engaged) from or incur any other liability to the Secured Party or others on such terms with or without security as he may think fit and so that any such security may be or include a charge on the whole or any part of the Charged Assets ranking in priority to, pari passu with, or subsequent to, this security or otherwise;

without the restrictions imposed by s 111 of the Property Act, CAP 236 or the need to observe any of the provisions of sections 109 and 110 of such Act sell by public auction or private contract, let surrender or accept surrenders grant licences or otherwise dispose of or deal with all or any of the Charged Assets or concur in so doing in such manner for such consideration and generally on such terms and conditions as he may think fit with full power to convey let surrender accept surrenders or otherwise transfer or deal with such Charged Assets in the name and on behalf of the Company or otherwise and so that covenants and contractual obligations may be granted and assumed in the name of and so as to bind the Company (or other the estate owner) if he shall consider it necessary or expedient so to do. Any such sale lease or disposition may be for cash debentures or other obligations, shares stock securities or other valuable consideration and be payable immediately or by installments spread over such period as he shall think fit and so that any consideration received or receivable shall ipso facto forthwith be and become charged with the payment of the Secured Liabilities. Plant machinery fixtures fittings and equipment may be severed and sold separately from the premises containing them and the receiver may apportion any rent and the performance of any obligations affecting the premises sold without the consent of the Company;

(d)

promote the formation of companies with a view to the same purchasing leasing licensing or otherwise acquiring interests in all or any of the Charged Assets or otherwise, arrange for such companies to trade or cease to trade and to purchase lease licence or otherwise acquire all or any of the Charged Assets on such terms and conditions whether or not including payment by installments secured or unsecured as he may think fit;

(e)

make any arrangement or compromise allow time for payment or enter into abandon cancel or disregard any contracts which he shall think expedient;

(f)

make and effect such repairs renewals and improvements to the Charged Assets or any part thereof as he may think fit and maintain renew take out or increase insurances;

(g)

appoint managers agents officers and employees for any of such purposes or to guard or protect the Charged Assets at such salaries and commissions for such periods and on such terms as he may determine and dismiss the same;

(h)

without any further consent by or notice to the Company exercise on behalf of the Company all the powers and provisions conferred on a landlord or a tenant by any applicable legislation from time to time in force relating to rents or agriculture in respect of any part of the property hereby charged but without any obligation to exercise any of such powers and without any liability in respect of powers so exercised or omitted to be exercised;

(i)

sign any document execute any deed and do all such other acts and things as may be considered by him to be incidental or conducive to any of the matters or powers aforesaid or to the realization of the Secured Party's security and use the name of the Company for all the above purposes.

7.2 All money received by the Secured Party or by any receiver appointed by the Secured Party in the exercise of any powers conferred by this Debenture/Mortgage shall be applied after the discharge of the remuneration and reasonable expenses of such receiver and all liabilities having priority thereto in or towards satisfaction of such of the Secured Liabilities and in such order as the Secured Party in its absolute discretion may from time to time conclusively determine (save that the Secured Party may credit the same to a suspense account for so long and in such manner as the Secured Party may from time to time determine and the receiver may retain the same for such period as he and the Secured Party consider expedient).

7.3 No purchaser or other person shall be bound or concerned to see or enquire whether the right of the Secured Party or any receiver appointed by it to exercise any of the powers hereby conferred has arisen or not or be concerned with notice to the contrary or with the propriety of the exercise or purported exercise of such powers.

7.4 The Company hereby covenants with the Secured Party on demand to pay all costs charges and expenses incurred by the Secured Party or by any such receiver or which it or he shall properly incur in or about the enforcement preservation or attempted preservation of this security or of the Charged Assets or any of them on a full indemnity basis [with interest at the Default Rate] from the date of payment by the Secured Party or such receiver. Any such receiver shall be entitled to remuneration appropriate to the work and responsibilities involved upon the basis of charging from time to time adopted by such receiver in accordance with the current practice of his firm.

7.5 Neither the Secured Party nor any such receiver shall be liable to account as mortgagee in possession in respect of all or any of the Charged Assets nor be liable for any loss upon realization or for any neglect or default of any nature whatsoever in connection therewith for which a mortgagee in possession may be liable as such.

7.6 The Company hereby agrees to indemnify both the Secured Party and any such receiver against all losses actions claims expenses demands and liabilities whether in contract tort or otherwise now or hereafter incurred by it or him or by any manager agent officer or employee for whose liability act or omission it or he may be answerable for anything done or omitted in the exercise or purported exercise of the powers herein contained or occasioned by any breach by the Company of any of its covenants or other obligations to the Secured Party. The Company shall so indemnify the Secured Party and any such receiver on demand [and shall pay interest on the sums demanded at the Default Rate].

8.

POWER OF ATTORNEY

8.1 The Company by way of security hereby irrevocably appoints the Secured Party and the persons deriving title under it and separately any receiver appointed hereunder severally to be its attorney in its name and on its behalf and as its act and deed or otherwise to execute and complete any documents which the Secured Party may require for perfecting its title to or for vesting the Charged Assets both present and future in the Secured Party or its nominees or in any purchaser and otherwise generally to sign seal deliver and otherwise perfect any such legal or other mortgage charge or assignment referred to in Clause 5 and all such deeds and documents and to do all such acts and things as may be required for the full exercise of the powers hereby conferred including any sale lease disposition realization or getting in of the Charged Assets and this appointment shall operate as a general power of attorney. The Company hereby covenants with the Secured Party and separately with any such receiver to ratify and confirm any deed document act and thing and all transactions which any such attorney may lawfully execute or do.

9.

EXCLUSION OF THE COMPANY'S POWERS OF LEASING ETC

9.1.1 During the continuance of this security the statutory and any other powers of leasing, letting entering into agreements for leases or lettings and accepting or agreeing to accept surrenders of leases or tenancies shall not in relation to the Charged Assets or any part thereof be exercisable by the Company nor shall the Company part with possession of the same or any part thereof nor (save as is provided in clause 3..3(c)

hereof) confer any licence right or interest to occupy nor grant any licence or permission to assign underlet or part with possession of the same or any part thereof nor agree suffer or permit any variation or addition to the terms of any lease tenancy or licence without in every such case obtaining the prior consent in writing of the Secured Party under the hand of a Director or Manager, General Manager or Assistant General Manager of the Secured Party.

10. CONTINUING SECURITY

10.1 This security shall be a continuing security notwithstanding any settlement of account or other matter whatsoever and is in addition to and shall not merge with or otherwise prejudice or affect any contractual or other right or remedy or any guarantee lien pledge bill note mortgage or other security (whether created by the deposit of documents or otherwise) now or hereafter held by or available to the Secured Party and shall not be in any way prejudiced or affected thereby or by the invalidity thereof or by the Secured Party now or hereafter dealing with exchanging releasing varying or abstaining from perfecting or enforcing any of the same or any rights which it may now or hereafter have or giving time for payment or indulgence or compounding with any other person liable.

11 AMOUNT SECURED

11.1 The amount to be secured by this Debenture/Mortgage shall be unlimited. This Debenture/Mortgage shall be stamped in the first instance with stamp duty covering an aggregate indebtedness of the amount stated in Schedule 2, and the Company hereby agrees that the Secured Party shall be and is hereby empowered at any time or times hereafter (without further licence of consent of the Company) to affix additional stamp duty hereon covering any sum or sums by which the Secured Liabilities may exceed the said sum, it being the intent of these presents that until its discharge in writing by the Secured Party, any charge hereby created shall be a continuing security for payment and discharge of the Secured Liabilities. All legal costs, charges and expenses incurred by the Secured Party in connection with such increase of stamp duty shall be deemed to be properly incurred by the Secured Party and shall be repaid by the Company to the Secured Party on demand, and unless repaid shall carry interest at the Interest Rate from the date of demand, and until payment shall be a charge on the Charged Assets.

11.2 Without prejudice to the right of the Secured Party under Clause 11.1 the Company will at all times and from time to time duly stamp this Debenture/Mortgage in accordance with the intent of Clause 11.1 and shall procure that such statement of the charge hereby created or such amended particulars thereof in such form as the Secured Party may reasonably require are duly lodged with the Registrar of Companies pursuant to s 237 of the Companies Act, CAP 308.

12. CURRENCY CLAUSES

12.1 All moneys received or held by the Secured Party or by a receiver under this Debenture/Mortgage may from time to time after demand has been made by the Secured Party be converted into such other currency as the Secured Party considers necessary or desirable to cover the obligations and liabilities actual or contingent of the Company in that other currency at the then prevailing spot rate of exchange of DGM Bank & Trust Inc. for purchasing that other currency with the existing currency.

12.2 If and to the extent that the Company fails to pay the amount due on demand the Secured Party may in its absolute discretion without notice to the Company purchase at any time thereafter so much of any currency as the Secured Party considers necessary or desirable to cover the obligations and liabilities of the Company in such currency hereby secured at the then prevailing spot rate of exchange of the DGM Bank & Trust Inc. for purchasing such currency and the Company hereby agrees to indemnify the Secured Party against the full cost incurred by the Secured Party for such purchase.

12.3 No payment to the Secured Party (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Company in respect of which it was made unless and until the Secured Party shall have received payment in full in the currency in which such obligation or liability was incurred and to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability actual or contingent expressed in that currency the Secured Party shall have a further separate cause of action against the Company and shall be entitled to enforce the charges hereby created to recover the amount of the shortfall.

13. MISCELLANEOUS

13.1 No failure or delay by the Secured Party in exercising any right or remedy shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy.

13.2 Each of the provisions of this Debenture/Mortgage is severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid illegal or unenforceable, the validity legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

13.3 It is hereby certified that neither the execution of this Debenture/Mortgage nor the creation of the charges herein contained contravenes any of the provisions of the Articles of Incorporation or By-laws of the Company.

13.4 Any notice or demand for payment by the Secured Party hereunder shall without prejudice to any other effective mode of making the same be deemed to have been properly served on the Company if served on any one of the directors or on the secretary of the Company or delivered or sent by first class letter post telex cable or fax to the Company at its registered office or at any of its principal places of business. Any such notice or demand sent by first class letter post shall if posted before the last scheduled collection of letters from the place of posting on any day be deemed to have been served on the addressee at 10 a.m. on the next business day following the day of posting notwithstanding that it be undelivered or returned undelivered and in proving such service it shall be sufficient to prove that the notice or demand was properly addressed and posted. Any notice or demand sent by telex cable or fax on a business day shall be deemed to have been served at the time of dispatch. Any such notice or demand or any certificate as to the amount at any time secured hereby shall be conclusive and binding upon the Company if signed by an officer of the Secured Party.

13.5 In this Debenture/Mortgage the headings to clauses are for convenience only and have no legal effect and references to clauses and schedules are to clauses and schedules of this Debenture/Mortgage unless otherwise stated.

13.6 In this Debenture/Mortgage the expressions the “Company” and the “Secured Party” where the context admits include their respective successors and assigns whether immediate or derivative and the expression 'receiver' includes a receiver and manager. Any appointment or removal of a receiver under Clause 7 and any consents hereunder may be made or given by writing signed or sealed by any such successors or assigns and the Company hereby irrevocably appoints each of the same to be its attorney in the terms and for the purposes set out in Clause 8.

13.7 Any change in the constitution of the Secured Party or its absorption in or amalgamation with any other person or the acquisition of all or part of its undertaking by any other person shall not in any way prejudice or affect its rights hereunder.

13.8 The Company acknowledges and agrees that in the event of any discrepancy between any term of this Debenture/Mortgage and any term of the Agreements, the terms of the Agreements shall apply and take precedence over the terms of this Debenture/Mortgage.

13.9 This Debenture/Mortgage shall be governed by and interpreted in accordance with Barbados law.

IN WITNESS whereof this Debenture/Mortgage has been executed by the Company under seal and the Secured Party has executed this Debenture/Mortgage the day and year first hereinbefore written.

SCHEDULE 1

INTELLECTUAL PROPERTY RIGHTS

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(A)

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(B)

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(C)

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(D)

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(E)

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(a)

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(b)

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(c)

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(d)

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SCHEDULE 2

Amount stamped to secure
Two million five hundred thousand dollars currency of the United States of America
(US$2,500,000.00)

THE COMMON SEAL of INNEXUS BIOSCIENCE (BARBADOS) INC. was hereunto affixed pursuant to a resolution of its Board in the presence of:

Witness:

Name:

Address:

Occupation:

EXECUTED AS A DEED by RP DYNAMIC )

CROSS LINKING COMPANY LP in the

)

presence of:

) ) ) )

Authorised Signatory

Authorized Signatory

NOTARY

I,

a Notary Public in and for

do hereby CERTIFY that on the

day

of

2007 personally appeared before me a male/ female person who identified himself/herself to be and personally appeared before me a male/ female person who

identified himself/herself to be two of the authorized signatories of RP DYNAMIC CROSS LINKING LP. and the signatories to the within written Debenture and did in my presence sign the same as and for their voluntary act and deed.

IN TESTIMONY WHEREOF I have hereunto set and subscribed by name and affixed my seal of office this day of

2007.

Authorized Signatory

NOTARY PUBLIC

of